UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 16, 2010

Harleysville Savings Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	000-29709	23-3028464
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

271 Main Street, Harleysville, Pennsylvania		19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 256-8828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)   On June 16, 2010, the Board of Directors of Harleysville Savings Financial Corporation (the “Company”), appointed Brendan McGill, Executive Vice President, Treasurer  and Chief Financial Officer of the Company, to also serve as Chief Operating Officer of the Company.

Mr. McGill, age 41, has served as the Company's Executive Vice President, Treasurer and Chief Financial Officer since May 2009. From February 2000 until May 2009, Mr. McGill served as the Company’s Senior Vice President, Treasurer and Chief Financial Officer.   Mr. McGill joined the Company’s wholly owned subsidiary, Harleysville Savings Bank (the “Bank”), in September 1999 as Senior Vice President, Chief Financial Officer and Treasurer.

For additional information, reference is made to the Company’s Press Release, dated June 18, 2010, included as Exhibit 99.1, which is incorporated herein by reference.

The Company and the Bank entered into a change in control agreement with Mr. McGill on May 20, 2009. The agreement provides for a three-year term, and subject to satisfactory performance reviews, among other things, shall extend on each anniversary date for an additional year so that the remaining term will be three years, unless either the Boards of Directors of the Company or the Bank or the executive provides contrary written notice to the other not less than 30 days in advance of such anniversary date.  The agreement is automatically extended for an additional one year upon a change in control of the Company or the Bank, as defined.  In the event that the executive’s employment is terminated or other certain adverse actions are taken with respect to the executive’s employment within 18 months subsequent to a change in control, the agreement provides that the executive would receive a severance payment in the amount of two times the executive’s annual compensation (defined as the highest annual salary plus average bonus during the last three years), the continued participation in all group, life, health, accident and disability insurance for the lesser of 36 months or until the executive’s full time employment by another employer, and a cash amount equal to the projected cost of benefits provided to the executive under certain employee benefit plans for 36 months.  The total amount of payments under the agreement shall be reduced by the amount necessary to result in no portion of the payments being “parachute payments” and non-deductible to the Company pursuant to Section 280G of the Internal Revenue Code.

For additional information, reference is made to the form of the agreement included as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

      (c)           The following exhibits are included with this Report:

Exhibit No.	Description
10.1	Form of Change in Control Agreement among Harleysville Savings Financial Corporation, Harleysville Savings Bank and Brendan J. McGill (1)

99.1	Press Release, dated June 18, 2010

______________
(1)	Incorporated by reference from the Company's Current Report on Form 8-K filed with the Commission on May 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARLEYSVILLE SAVINGS FINANCIAL CORPORATION

	By:	/s/Brendan J. McGill
	Name:	Brendan J. McGill
	Title:	Executive Vice President, Chief Financial
Date: June 18, 2010	Officer and Chief Operating Officer